Exhibit 99.2

FOR IMMEDIATE RELEASE

For more information, contact:

Mark H. Harnett / Paul Schulman	Vanessa Lehr/Annie Leschin
MacKenzie Partners, Inc.	Investor Relations
(212) 929-5500	StreetSmart Investor Relations
(415) 775-1788

QUALSTAR MAKES INVESTOR PRESENTATION PUBLICLY AVAILABLE

AND ANNOUNCES CONFERENCE CALL FOR SHAREHOLDERS ON JUNE 19, 2013

Qualstar Urges Shareholders To Vote White Proxy Card And

Reject Latest Attempt of BKF Capital Group, Inc. To Obtain Control Of Qualstar

Without Paying Shareholders A Control Premium

SIMI VALLEY, Calif., June 13, 2013 — Qualstar Corporation (NasdaqGM: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today announced that, in connection with management’s upcoming meetings with investors, it has filed its latest investor presentation with the Securities and Exchange Commission.

The company will hold a conference call on Wednesday, June 19, 2013 at 2 p.m. PT (5 p.m. Eastern) to discuss this presentation and take questions. All shareholders are encouraged to participate by dialing (800) 935-0893 or (847) 944-7376 and providing the passcode 35097942, or via the Internet using the link under the “Investors” section at www.qualstar.com. Please go to the Website at least 15 minutes early to register, download and install any necessary audio software. A replay of the Webcast will also be available after the live conference call.

In the investor presentation, Qualstar reviews the significant progress its new management team and independent board have made implementing the strategic plan that it announced in June 2012. By executing this plan, Qualstar is transforming its model from a high overhead, low margin, manufacturing-based company, to a highly scalable, high margin, low overhead, variable cost business that is positioned to expand its presence in both the storage and power supply markets. This is creating a platform for long-term growth, sustainable profitability, positive cash flow and increasing returns for investors. Qualstar also details in the investor presentation why shareholders should reject the latest attempt by BKF Capital Group, Inc., a publicly-held shell company controlled by Steven N. Bronson, to seek control of Qualstar without paying shareholders an appropriate control premium. Shareholders may obtain a copy of the investor presentation for free at the SEC’s website at http://www.sec.gov or under the “Investors” section on Qualstar’s website at http://www.qualstar.com.

“Over the next few weeks, I plan to meet with many of our shareholders, large and small, and share with them the progress we have made in implementing our strategic turnaround plan and transforming Qualstar for long-term growth, sustainable profitability, positive cash flow and increasing returns for investors,” said Lawrence D. Firestone, Qualstar’s President and Chief Executive Officer. “For close to 30 years, Bill Gervais, the founder of Qualstar, created innovative and technologically superior products that stood for quality and reliability in both the data storage and power conversion markets we serve. As we move forward with our transformation and strategic plan, we are proud of our accomplishments and excited by the opportunities now available to us as a streamlined sales and product development organization positioned for profitability and growth.”

Highlights of the investor presentation and recent accomplishments in the strategic turnaround plan for Qualstar include:

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Successful Outsourced Manufacturing Transition. The domestic outsourcing of manufacturing of Qualstar’s storage library products to CTS Electronics Manufacturing Solutions was accomplished in just 60 days, with the successful roll-out of the first outsourced RLS™ tape library product in May 2013. With the ISO-9000 certification and scalability of CTS’ manufacturing, Qualstar is now able to meet the needs of Tier 1 OEM customers and broaden its market opportunities.

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Gross Margin Improvements and Inventory Reductions. In just two quarters, Qualstar’s gross margins have already improved by 340 basis points as a result of lower material and fixed costs, as well as a 20% workforce reduction. The write-off of 45,000 square feet of manufacturing space, increased leverage of the supply chain, along with a 42% year-to-date reduction in required inventories, has also led to a significant improvement in working capital management.

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Significant Expansion of Worldwide Distribution. Strengthened sales teams in both storage and power supply businesses have delivered 40 new storage resellers, 6 new N2Power distributors, and 40 new N2Power design wins year-to-date. In addition, Qualstar recently joined the Technology Alliance Program of Hitachi Data Systems, a Tier 1 storage OEM as a result of its newly-outsourced, highly scalable, and ISO-9000 certified outsourced manufacturing.

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Enhancement of Management, Board and Governance. In addition to a new CEO, CFO, and other senior executives, Qualstar has added three new independent, highly qualified directors who bring decades of relevant expertise and fresh perspective to enhance the breadth and depth of the Qualstar Board. Qualstar has also appointed an independent director to serve as Chairman of the Board.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar’s products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased global competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

Additional Information and Where To Find It

In connection with its 2013 Annual Meeting of Shareholders, Qualstar has filed a definitive proxy statement and a WHITE proxy card with the SEC on June 4, 2013, and has mailed the definitive proxy statement and WHITE proxy card to its shareholders. WE URGE INVESTORS AND SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND WHITE PROXY CARD FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT QUALSTAR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Qualstar with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at Qualstar’s website (www.qualstar.com) or by writing to Mr. Lawrence D. Firestone, President and Chief Executive Officer, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, CA 93063. In addition, copies of the definitive proxy materials may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

Certain Information Regarding Participants in the Solicitation

Qualstar, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2013 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by Qualstar with the SEC in connection with the proxy solicitation.